Exhibit 99.1
GOODRX REPORTS FIRST QUARTER 2024 RESULTS

SANTA MONICA, Calif. -- (May 9, 2024) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the “Company”), the leading destination for prescription savings in the U.S., has released its financial results for the first quarter of 2024.
First Quarter 2024 Highlights
•Revenue1 and Adjusted Revenue1 of $197.9 million
•Net loss of $1.0 million; Net loss margin of 0.5%
•Adjusted Net Income1 of $32.6 million; Adjusted Net Income Margin1 of 16.5%
•Adjusted EBITDA1 of $62.8 million; Adjusted EBITDA Margin1 of 31.7%
•Net cash provided by operating activities of $42.6 million
•Exited the quarter with approximately 8 million consumers of prescription-related offerings2
“I’m encouraged by the strides we’ve made since I joined a year ago,” said Scott Wagner, Interim Chief Executive Officer. “We’ve made progress against a clear set of priorities which have reignited growth, enhanced our core value proposition and strengthened our business model. During the first quarter, we continued to see positive momentum in the business, both financially and operationally, and we believe this puts us on a great trajectory to return to being a ‘Rule of 40’ company.”
1Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. For the first quarter of 2024, revenue, the most directly comparable financial measure calculated in accordance with GAAP, was equal to Adjusted Revenue and we expect revenue to equal Adjusted Revenue for the second quarter and full year of 2024. For the first and second quarters of 2023, revenue was equal to Adjusted Revenue. Revenue excluding the $10.0 million client contract termination payment represents Adjusted Revenue for the full year 2023. Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
2Sum of Monthly Active Consumers (MACs) for Q1'24 and subscribers to our subscription plans as of March 31, 2024. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.
First Quarter 2024 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue1 and Adjusted Revenue1 increased 8% to $197.9 million compared to $184.0 million. Prescription transactions revenue increased 8% to $145.4 million compared to $134.9 million, primarily driven by a 10% increase in Monthly Active Consumers principally from organic growth, including expansion of our integrated savings program, partially offset by an increase in consumer discounts. Subscription revenue decreased 6% to $22.6 million compared to $24.1 million, primarily driven by a decrease in the number of subscription plans due to the anticipated sunset of our partnership subscription program, Kroger Savings Club. Gold subscription plans grew year-over-year and quarter-over-quarter to approximately 708 thousand. Pharma manufacturer solutions revenue increased 20% to $24.5 million compared to $20.4 million, primarily driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers. The prior year quarter included $2.4 million of revenue related to vitaCare Prescription Services, Inc. (“vitaCare”) compared to none in the first quarter of 2024 as a result of the restructuring of our pharma manufacturer solutions offering that occurred in the second half of 2023. Other revenue increased 19% to $5.4 million, compared to $4.5 million.
Cost of revenues decreased 25% to $12.5 million, or 6% of revenue, compared to $16.7 million, or 9% of revenue, primarily as a result of the run-rate cash savings from the restructuring of our pharma manufacturer solutions offering that occurred in the second half of 2023. Adjusted cost of revenues1 decreased 23% to $12.7 million, or 6% of Adjusted Revenue1, compared to $16.5 million, or 9% of Adjusted Revenue1.
Product development and technology expenses decreased 6% to $31.0 million, or 16% of revenue, compared to $32.9 million, or 18% of revenue, primarily driven by higher capitalization of certain qualified costs related to software development and lower average headcount. Adjusted product development and technology expenses1 increased 3% to $24.6 million, or 12% of Adjusted Revenue1, compared to $23.9 million, or 13% of Adjusted Revenue1.
Sales and marketing expenses increased 15% to $90.0 million, or 45% of revenue, compared to $78.5 million, or 43% of revenue, primarily driven by an increase in advertising, payroll and related costs as well as third-party marketing expenses, partially offset by a decrease in promotional expenses. Adjusted sales and marketing expenses1 increased 10% to $81.4 million, or 41% of Adjusted Revenue1, compared to $74.0 million, or 40% of Adjusted Revenue1.

Exhibit 99.1
General and administrative expenses increased 39% to $41.1 million, or 21% of revenue, compared to $29.6 million, or 16% of revenue, primarily driven by a net $13.0 million estimated legal settlement loss recognized in the first quarter of 2024 with respect to an ongoing litigation and an increase in payroll and related expenses. Adjusted general and administrative expenses1 increased 1% to $16.4 million, or 8% of Adjusted Revenue1, compared to $16.3 million, or 9% of Adjusted Revenue1.
Net loss was $1.0 million compared to a net loss of $3.3 million, primarily driven by the individual factors described above as well as due to a decrease in income tax expense to $1.3 million from $6.9 million. Net loss margin was 0.5% compared to a net loss margin of 1.8%. Adjusted Net Income1 was $32.6 million compared to Adjusted Net Income1 of $29.5 million.
Adjusted EBITDA1 was $62.8 million compared to $53.2 million, primarily driven by higher prescription transactions revenue and cost savings from the restructuring of our pharma manufacturer solutions offering that occurred in the second half of 2023. Adjusted EBITDA Margin1 was 31.7% compared to 28.9%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the first quarter was $42.6 million compared to $32.3 million in the comparable period last year, largely driven by changes in operating assets and liabilities. Working capital changes were primarily driven by the timing of payments of prepaid services and accounts payable, income tax payments and refunds as well as collections of accounts receivable. As of March 31, 2024, GoodRx had cash and cash equivalents of $533.3 million and total outstanding debt of $658.3 million.
GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the first quarter of 2024, we repurchased 21.3 million shares of Class A common stock for an aggregate of $154.8 million. As of March 31, 2024, we had $295.2 million of unused authorized share repurchase capacity under our $450.0 million share repurchase program, which does not have an expiration date and was approved by our board of directors during the first quarter of 2024.
Guidance
For the second quarter and full year 2024, management is anticipating the following:

$ in millions	2Q 2024	2Q 2023	YoY Change
Revenue[1]	~$200	$189.7	~5%
Adjusted Revenue[1]	~$200	$189.7	~5%
Adjusted EBITDA Margin[3]	Low thirty-percent range

$ in millions	FY 2024	FY 2023	YoY Change
Revenue[1]	~$800 - $810	$750.3	~7% - 8%
Adjusted Revenue[1]	~$800 - $810	$760.3	~5% - 7%
Adjusted EBITDA[3]	>$250
“For the second quarter of 2024, we are guiding to revenue and Adjusted Revenue of approximately $200 million, representing approximately 5% year-over-year growth, and Adjusted EBITDA Margin in the low thirty-percent range,” said Karsten Voermann, Chief Financial Officer. “For the full year 2024, we are raising our guidance for revenue and Adjusted Revenue to be between $800 million and $810 million, representing approximately 6% growth on an adjusted basis at the midpoint. The full year growth rate has been tempered by approximately $15 million of top-line impact associated with the de-prioritization of vitaCare, as well as the anticipated sunset of the Kroger Savings Club. Additionally, contra-revenue related to consumer incentives is expected to increase by almost $10 million this year. In aggregate, this anticipated $25 million of top-line impact is absorbed in the full year $800 million to $810 million revenue and Adjusted Revenue guidance,

Exhibit 99.1
as is the ongoing full year effect of the Change Healthcare outage with its expected low-single-digit million-dollar impact. We expect to achieve over $250 million of Adjusted EBITDA for the full year, up about 15% from 2023.”
“Our balance sheet and liquidity position remained strong in the first quarter. We will continue to prioritize cash conversion and disciplined capital deployment, along with operating efficiency to support our strategic priorities and accelerate value creation,” concluded Voermann.
3Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast today, May 9, 2024, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register.vevent.com/register/BI7eeaf1985ee44e8e8add6134b8aae7ff

Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

Exhibit 99.1
About GoodRx
GoodRx is the leading destination for prescription savings in the U.S. We offer consumers free access to transparent and lower prices for generic and brand medications, as well as comprehensive healthcare research and information. We also equip healthcare professionals with efficient ways to find and prescribe affordable medications. Since 2011, GoodRx has helped consumers save nearly $75 billion and is one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Whitney Notaro
wnotaro@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, our value proposition, our collaborations and partnerships with third parties, including our integrated savings programs, the anticipated sunset of the Kroger Savings Club, the anticipated impacts of the deprioritization of certain solutions under our pharma manufacturer solutions offering and our cost savings initiatives, anticipated impact of the outage disclosed by UnitedHealth Group, our business strategy and our ability to execute on our strategic priorities and value creation, including our expectation to return to being a ‘Rule of 40 company’, our plans, market opportunity and growth, our capital allocation priorities, and our objectives for future operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, such as COVID-19; the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cybersecurity; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the first quarter of 2024 with approximately 8 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active Consumers for the three months ended March 31, 2024 and subscribers to our subscription plans as of March 31, 2024.

	Three Months Ended
(in millions)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Monthly Active Consumers	6.7	6.4	6.1	6.1	6.1

	As of
(in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Subscription plans	778	884	930	969	1,007

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$533,295	$672,296
Accounts receivable, net	144,769	143,608
Prepaid expenses and other current assets	54,735	56,886
Total current assets	732,799	872,790
Property and equipment, net	15,341	15,932
Goodwill	410,769	410,769
Intangible assets, net	58,122	60,898
Capitalized software, net	103,980	95,439
Operating lease right-of-use assets, net	30,928	29,929
Deferred tax assets, net	65,268	65,268
Other assets	36,756	37,775
Total assets	$1,453,963	$1,588,800
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$33,518	$36,266
Accrued expenses and other current liabilities	70,843	71,329
Current portion of debt	7,029	8,787
Operating lease liabilities, current	5,131	6,177
Total current liabilities	116,521	122,559
Debt, net	646,678	647,703
Operating lease liabilities, net of current portion	51,339	48,403
Other liabilities	8,356	8,177
Total liabilities	822,894	826,842
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	38	40
Additional paid-in capital	2,089,443	2,219,321
Accumulated deficit	(1,458,412)	(1,457,403)
Total stockholders' equity	631,069	761,958
Total liabilities and stockholders' equity	$1,453,963	$1,588,800

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$197,880	$183,986
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	12,468	16,695
Product development and technology	31,017	32,908
Sales and marketing	89,964	78,522
General and administrative	41,108	29,619
Depreciation and amortization	15,942	14,939
Total costs and operating expenses	190,499	172,683
Operating income	7,381	11,303
Other expense, net:
Other expense	—	(1,808)
Interest income	7,555	7,234
Interest expense	(14,643)	(13,133)
Total other expense, net	(7,088)	(7,707)
Income before income taxes	293	3,596
Income tax expense	(1,302)	(6,886)
Net loss	$(1,009)	$(3,290)
Loss per share:
Basic and diluted	$(0.00)	$(0.01)
Weighted average shares used in computing loss per share:
Basic and diluted	390,048	412,429

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$76	$161
Product development and technology	5,848	8,589
Sales and marketing	8,127	4,412
General and administrative	11,045	12,337

Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,009)	$(3,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,942	14,939
Amortization of debt issuance costs	837	849
Non-cash operating lease expense	895	1,042
Stock-based compensation expense	25,096	25,499
Deferred income taxes	—	35
Loss on minority equity interest investment	—	1,808
Changes in operating assets and liabilities
Accounts receivable	(1,161)	699
Prepaid expenses and other assets	3,339	(6,005)
Accounts payable	(2,452)	(4,737)
Accrued expenses and other current liabilities	924	1,184
Operating lease liabilities	(4)	(140)
Other liabilities	179	405
Net cash provided by operating activities	42,586	32,288
Cash flows from investing activities
Purchase of property and equipment	(407)	(148)
Capitalized software	(20,208)	(14,140)
Net cash used in investing activities	(20,615)	(14,288)
Cash flows from financing activities
Payments on long-term debt	(3,516)	(1,758)
Repurchases of Class A common stock	(153,226)	(9,517)
Proceeds from exercise of stock options	2,584	708
Employee taxes paid related to net share settlement of equity awards	(6,814)	(3,523)
Net cash used in financing activities	(160,972)	(14,090)
Net change in cash and cash equivalents	(139,001)	3,910
Cash and cash equivalents
Beginning of period	672,296	757,165
End of period	$533,295	$761,075

Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, amortization of intangibles related to restructuring activities, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is Adjusted Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Exhibit 99.1
The following table presents a reconciliation of net loss and revenue, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Revenue, respectively, and presents net loss margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

	(dollars in thousands)
	Three Months Ended March 31,
	2024	2023
Net loss	$(1,009)	$(3,290)
Adjusted to exclude the following:
Interest income	(7,555)	(7,234)
Interest expense	14,643	13,133
Income tax expense	1,302	6,886
Depreciation and amortization	15,942	14,939
Other expense	—	1,808
Financing related expenses	440	—
Acquisition related expenses	174	1,056
Restructuring related expenses	(125)	—
Legal settlement expenses	13,000	—
Stock-based compensation expense	25,096	25,499
Payroll tax expense related to stock-based compensation	879	440
Adjusted EBITDA	$62,787	$53,237

Revenue and Adjusted Revenue (1)	$197,880	$183,986
Net loss margin	(0.5%)	(1.8%)
Adjusted EBITDA Margin	31.7%	28.9%
________________________________________________________________
(1)Revenue was equal to Adjusted Revenue as there was no client contract termination cost associated with restructuring related activities in the periods presented.

Exhibit 99.1
The following tables present a reconciliation of net loss and revenue and calculations of net loss margin and loss per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Revenue, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net loss	$(1,009)	$(3,290)
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,776	5,609
Other expense	—	1,808
Financing related expenses	440	—
Acquisition related expenses	174	1,056
Restructuring related expenses	(125)	—
Legal settlement expenses	13,000	—
Stock-based compensation expense	25,096	25,499
Payroll tax expense related to stock-based compensation	879	440
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(8,645)	(1,607)
Adjusted Net Income	$32,586	$29,515
Revenue and Adjusted Revenue (1)	$197,880	$183,986
Net loss margin	(0.5%)	(1.8%)
Adjusted Net Income Margin	16.5%	16.0%
Weighted average shares used in computing loss per share:
Basic and diluted	390,048	412,429
Loss per share:
Basic and diluted	$(0.00)	$(0.01)
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	390,048	412,429
Diluted	396,505	414,417
Adjusted Earnings Per Share:
Basic	$0.08	$0.07
Diluted	$0.08	$0.07
________________________________________________________________
(1)Revenue was equal to Adjusted Revenue as there was no client contract termination cost associated with restructuring related activities in the periods presented.

Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

			(dollars in thousands)

	GAAP		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2024	2023	2024	2023
Cost of revenue	$12,468	$16,695	$12,696	$16,532
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	6%	9%	6%	9%
Product development and technology	$31,017	$32,908	$24,578	$23,910
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	16%	18%	12%	13%
Sales and marketing	$89,964	$78,522	$81,396	$74,024
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	45%	43%	41%	40%
General and administrative (1)	$41,108	$29,619	$16,423	$16,283
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	21%	16%	8%	9%
Depreciation and amortization	$15,942	$14,939	$13,166	$9,330
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	8%	8%	7%	5%
Operating income (1)	$7,381	$11,303	$49,621	$43,907
% of Revenue (GAAP) / Adjusted Revenue (Adjusted)	4%	6%	25%	24%
________________________________________________________________
(1)Our financial results for the first quarter of 2023, as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023, erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the three months ended March 31, 2023 in the table above.

Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

	(dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$12,468	$16,695
Restructuring related expenses	311	—
Stock-based compensation expense	(76)	(161)
Payroll tax expense related to stock-based compensation	(7)	(2)
Adjusted cost of revenue	$12,696	$16,532

Product development and technology	$31,017	$32,908
Acquisition related expenses	(26)	(200)
Restructuring related expenses	(92)	—
Stock-based compensation expense	(5,848)	(8,589)
Payroll tax expense related to stock-based compensation	(473)	(209)
Adjusted product development and technology	$24,578	$23,910

Sales and marketing	$89,964	$78,522
Acquisition related expenses	(148)	—
Restructuring related expenses	(114)	—
Stock-based compensation expense	(8,127)	(4,412)
Payroll tax expense related to stock-based compensation	(179)	(86)
Adjusted sales and marketing	$81,396	$74,024

General and administrative	$41,108	$29,619
Financing related expenses	(440)	—
Acquisition related expenses	—	(856)
Restructuring related expenses	20	—
Legal settlement expenses	(13,000)	—
Stock-based compensation expense	(11,045)	(12,337)
Payroll tax expense related to stock-based compensation	(220)	(143)
Adjusted general and administrative (1)	$16,423	$16,283

Depreciation and amortization	$15,942	$14,939
Amortization of intangibles related to acquisitions	(2,776)	(5,609)
Adjusted depreciation and amortization	$13,166	$9,330

Operating income	$7,381	$11,303
Amortization of intangibles related to acquisitions	2,776	5,609
Financing related expenses	440	—
Acquisition related expenses	174	1,056
Restructuring related expenses	(125)	—
Legal settlement expenses	13,000	—
Stock-based compensation expense	25,096	25,499
Payroll tax expense related to stock-based compensation	879	440
Adjusted operating income (1)	$49,621	$43,907
________________________________________________________________
(1)Our financial results for the first quarter of 2023, as previously announced in our press release furnished as an exhibit to our Current Report on Form 8-K dated May 10, 2023, erroneously included an adjustment for “Other expense” of $1.8 million in “Adjusted general & administrative expenses” and “Adjusted operating income.” The error has been corrected by revising the amounts for the affected line items for the three months ended March 31, 2023 in the table above.